Exhibit 99.1

Apollo Global Management Announces New $500 Million Share Repurchase Authorization

NEW YORK, NY – March 12, 2020 – Apollo Global Management, Inc. (NYSE: APO) (the “Company,” and together with its consolidated subsidiaries, “Apollo”) today announced that the executive committee of its board of directors has approved a new share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A common stock. This new authorization, which is effective immediately, increases Apollo’s capacity to repurchase shares from $80 million of unused capacity under the Company’s previously approved plan.

Additional Details Regarding Share Repurchase Plan

The executive committee of the Company’s board of directors has authorized a share repurchase program of $500 million, which may be used to repurchase the Company’s outstanding Class A common stock (“Class A shares”) as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2019 Omnibus Equity Incentive Plan (and any successor equity plan thereto). Class A shares may be repurchased from time to time in open market transactions, in privately negotiated transactions, pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise, with the size and timing of these repurchases depending on legal requirements, price, market and economic conditions and other factors. The Company is not obligated under the terms of the program to repurchase any of its Class A shares. The repurchase program has no expiration date and may be suspended or terminated by the Company at any time without prior notice. Class A shares repurchased as part of this program will be canceled by the Company.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $331 billion as of December 31, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Forward Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, its ability to raise new private equity, credit or real asset funds, market conditions, generally, its ability to manage growth, fund performance, changes in its regulatory environment and tax status, the variability of its revenues, net income and cash flow, its use of leverage to finance its businesses and investments by its funds and litigation risks, among others. Management believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of Apollo or of any Apollo fund.

Contact Information

For investor inquiries regarding Apollo:

Gary M. Stein

Head of Investor Relations

Apollo Global Management, Inc.

212-822-0467

gstein@apollo.com

Ann Dai

Investor Relations Manager

Apollo Global Management, Inc.

212-822-0678

adai@apollo.com

For media inquiries regarding Apollo:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

jrose@apollo.com

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, Inc.

(212) 843-8590

czehren@rubenstein.com